As filed with the Securities and Exchange Commission on February 20, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RESTAURANT BRANDS INTERNATIONAL INC.
(Exact name of Company as specified in its charter)

Canada	98-1202754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5707 Waterford District Drive Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

Restaurant Brands International Inc. 2026 Employee Share Purchase Plan
(Full title of each plan)

Jill Granat
General Counsel and Corporate Secretary
Restaurant Brands International Inc.
5707 Waterford District Drive
Miami, Florida 33126
(305) 378-3000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Kara L. MacCullough, Esq.
Greenberg Traurig, P.A.
401 E. Las Olas Blvd., Ste 2000
Ft. Lauderdale, Florida 33301
(954) 765-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.
The documents containing the information specified in Part I will be delivered in accordance with Form S-8 and Rule 428(b) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 of Part I is included in documents delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) under the Securities Act
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K, are incorporated herein by reference:

Commission Filing (File No. 001-36786)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2025

Description of our common shares and any amendment or report filed for the purpose of updating such description	Form 8-K12B filed on December 15, 2014 and Exhibit 4.1 to the Form 10-K filed on February 21, 2020

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
None.

Item 6.	Indemnification of Directors and Officers.
Under the Canada Business Corporations Act (“CBCA”), a corporation may indemnify its directors or officers, a former director or officer, or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity of another entity under certain circumstances against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or another entity. The corporation may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the corporation as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted in accordance with conditions set out above. The corporation may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

As permitted by the CBCA, the Registrant’s by-laws require it to indemnify its directors and officers, its former directors or officers or other individuals who, at its request, act or acted as directors or officers or in a similar capacity of another entity against all costs, charges, and expenses reasonably incurred (including amounts paid to settle an action or satisfy a judgment) in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of their association with the Registrant or such other entity.

To be entitled to indemnification, the Registrant’s by-laws state that such persons must have acted honestly and in good faith with a view to the best interest of the Registrant or the other entity, as the case may be, and, in any criminal or administrative action or proceeding that is enforced by a monetary penalty, they must have had reasonable grounds for believing that their conduct was lawful. The Registrant’s by-laws also permit it to advance money to such individual for costs, charges and expenses of any such proceeding but such individual shall be required to repay the same if it is ultimately determined that such party is not entitled to indemnification. In the case of an action by or on behalf of the Registrant or the other entity, as the case may be, to procure a judgment in its favor to which the person is made a party because of his or her association with the Registrant or the other entity, as the case may be, then if the individual fulfills the conditions set out in the Registrant’s by-laws, the Registrant shall seek and obtain approval of a court before indemnifying the person against costs, charges and expenses he or she reasonably incurred in connection with such action or prior to advancing any moneys to such individual.

The Registrant has entered into indemnification agreements with its directors and certain officers that provide for the indemnification of its directors and certain officers, to the fullest extent permitted by the CBCA, its articles of incorporation and its by-laws, against expenses incurred by such persons in connection with their service as (i) its director or officer, (ii) in any capacity with respect to any of its employee benefit plans, or (iii) as a director, partner, trustee, officer, employee or agent of any other entity at its request. In addition, the agreements provide for the Registrant’s obligation to advance expenses, under certain circumstances, and provide for additional procedural protections.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description	Method of Filing

4.1	Articles of Incorporation of the Registrant, as amended.	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 2, 2015.

4.2	Amended and Restated By-Law 1 of the Registrant.	Incorporated herein by reference to Exhibit 3.4 to Registrant’s Form 8-K filed on December 12, 2014.

10.3	Restaurant Brands International Inc. 2026 Employee Share Purchase Plan.	Filed herewith.

23.1	Consent of KPMG LLP.	Filed herewith.

24.1	Powers of Attorney (included on signature pages hereof).	Filed herewith.

107	Filing Fee Table.	Filed herewith.

Item 9.	Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on February 20, 2026.
RESTAURANT BRANDS INTERNATIONAL INC.
By:    /s/ Jill Granat
Name:    Jill Granat
Title:    General Counsel and Corporate Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Restaurant Brands International Inc. whose signature appears below hereby severally constitutes and appoints Sami Siddiqui and Jill Granat, and each of them individually (with full power to each of them to act alone), with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney and all capacities to sign any and all amendments may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 20, 2026.

Signature	Title

/s/ Joshua Kobza	Chief Executive Officer and Director
Joshua Kobza	(principal executive officer)

/s/ Sami Siddiqui	Chief Financial Officer
Sami Siddiqui	(principal financial officer)

/s/ Jacqueline Friesner	Controller and Chief Accounting Officer
Jacqueline Friesner	(principal accounting officer)

/s/ J. Patrick Doyle	Executive Chairman
J. Patrick Doyle

/s/ Alexandre Behring	Director
Alexandre Behring

/s/ Cristina Farjallat	Director
Cristina Farjallat

/s/ Jordana Fribourg	Director
Jordana Fribourg

/s/ Ali G. Hedayat	Director
Ali G. Hedayat

/s/ Marc Lemann	Director
Marc Lemann

/s/ Jason Melbourne	Director
Jason Melbourne

/s/ Daniel S. Schwartz	Director
Daniel S. Schwartz

/s/ Maximilien De Limburg Stirum	Director
Maximilien De Limburg Stirum

/s/ Thecla Sweeney	Director
Thecla Sweeney

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on behalf of the Registrant by the undersigned, solely in its capacity as the duly authorized representatives of the Registrant in the United States, on February 20, 2026.

By:	/s/ Jill Granat
	Name:	Jill Granat

Exhibit 10.30
RESTAURANT BRANDS INTERNATIONAL INC.
2026 EMPLOYEE SHARE PURCHASE PLAN
(EFFECTIVE AS OF JANUARY 28, 2026)
The name of this plan is the Restaurant Brands International Inc. (“RBI” or the “Corporation”) 2026 Employee Share Purchase Plan (the “Plan”). The purpose of the Plan is to enable RBI and its subsidiaries to provide their employees a convenient means of purchasing, by means of voluntary payroll deductions and contributions from the Participating Employer(s), RBI Common Shares (as defined below) on the open market, and to thereby promote interest in its success and growth and to encourage continuity of employment among its employees.
ARTICLE I
DEFINITIONS
A.Administrative Agent: The Administrative Agent of the Plan, which shall initially be Solium Capital.
B.Administrator: The Administrator of the Plan shall be RBI or any affiliate designated by RBI from time to time to administer the Plan.
C.Canadian Participant: A Participant who is resident of Canada.
D.Compensation: The base salary or wages paid to a Participant by a Participating Employer, including commissions for those Participants who are paid solely on a commission basis (unless a Participant’s written employment agreement (if any) with RBI or the Participating Employer establishes a contractual limitation for such Participant, in which case “Compensation” for such Participant would be as defined in such written employment agreement), but excluding bonuses, incentive bonuses, overtime pay or amounts contributed by a Participating Employer to this or any other non-qualified plan or trust, to any qualified plan or trust within the meaning of Sections 401(a) and 501 of the Internal Revenue Code of 1986, as amended, including, but not limited to, any qualified employee benefit, fringe benefit or welfare benefit plan RBI or a Participating Employer may hereafter adopt. The maximum amount of Compensation that may be taken into account under the Plan for any purpose on an annual basis shall be C$100,000 per Participant or its equivalent in US dollars.
E.Deduction Date: The payroll date upon which bi-weekly Participant payroll deductions and any Participating Employer contributions to the Plan shall be made.
F.Effective Date: January 28, 2026.
G.Eligible Employee: Any employee of a Participating Employer below the level of Director resident in the United States or Canada whose primary responsibilities are in the areas of operations and distribution at a Participating Employer’s distribution and manufacturing facilities and (1) who was either (a) employed by a Participating Employer on February 1, 2026 or (b) at the time of enrollment in the Plan, has been continuously employed by a Participating Employer for at least ninety (90) consecutive calendar days, (2) is customarily scheduled to work at least twenty (20) hours per week, and (3) whose customary duration of employment is more than five (5) months in a calendar year. Contract and temporary employees will not be eligible to participate in the Plan. For calculating employment periods, authorized leaves of absence and all uninterrupted periods of employment by one or more Participating Employer(s) shall be included.

H.First Deduction Date: The first Deduction Date shall be March 9, 2026, or such other later date as the Administrator shall determine.
I.Initial Contribution: The contribution described in Article IV of the Plan.
J.Participant: An Eligible Employee who has made a Payroll Deduction Authorization Election or for whom a Participating Employer has made a contribution in accordance with Article IV of the Plan and (1) whose participation in the Plan shall not have been terminated in accordance with Article XIII or XIV of the Plan, or (2) who shall have been reinstated as a Participant in the Plan in accordance with Article II of the Plan, provided that participation shall be automatically suspended during a Participant’s leave of absence, including as a result of maternity leave, parental leave, short-term disability, long-term disability or any other reason.
K.Participating Employer(s): The TDL Group Corp., Tim Hortons USA Inc. and, if so designated by the Administrator, RBI, any Subsidiary or the parent of RBI. Designation of the Participating Employer(s) may be made (including adding or removing one or more Subsidiaries or the parent of RBI from participation) by the Administrator at any time or from time to time without shareholder consent.
L.Payroll Deduction Authorization Election: The election to be submitted to the Participating Employer which each Eligible Employee must make to become a Participant or to change or terminate participation in the Plan, whether such election is made telephonically, electronically or otherwise as authorized by RBI. This election shall contain, in addition to other pertinent payroll deduction information, the Participant’s appointment of the Administrative Agent to provide for the acquisition of RBI Common Shares for his or her benefit under the Plan.
M.Plan: This Restaurant Brands International Inc. 2026 Employee Share Purchase Plan.
N.Plan Account: The separate account that is required to be established and maintained with respect to each Participant for the purpose of recording the Participant’s cash contributions, Participating Employer contributions, dividends and other distributions received, and RBI Common Shares acquired with the Participant’s cash contributions, Participating Employer contributions and dividends.
O.Plan Year: The period commencing on January 1st of each calendar year and ending on December 31st of each calendar year.
P.RBI: Restaurant Brands International Inc., the sponsor of the Plan.
Q.RBI Common Shares: The common shares, at no par value per share, of RBI, and any shares that may be issued and exchanged for or upon a change of such shares whether in subdivision or in combination thereof and whether as a part of a classification or reclassification thereof, or otherwise.
R.Subsidiary: Any corporation, limited liability company or other entity in an unbroken chain of entities beginning with RBI if each of the entities other than the last entity in the unbroken chain then owns an equity interest which entitles such parent entity to 50% or more of the total combined voting power of all equity interests in one of the other entities in such chain, whether or not such entity now exists or is hereafter organized or acquired by RBI or a direct or indirect Subsidiary of RBI.
S.Termination Date: The Participant’s last day of active employment by a Participating Employer, excluding any period of statutory, reasonable or contractual notice, or any period of deemed employment.

T.U.S. Participant: A Participant who is resident in the United States.

Except as otherwise provided herein, all monetary amounts referred to in the Plan shall be construed as being expressed, and shall, where applicable, be paid, in the lawful currency of Canada.

ARTICLE II
PARTICIPATION
Any Eligible Employee of a Participating Employer may initially become a Participant in the Plan either (1) by making a Payroll Deduction Authorization Election to do so or (2) by the Participating Employer contributing funds to the Plan for the purchase of RBI Common Shares on behalf of such Eligible Employee.
An Eligible Employee of a Participating Employer whose participation in the Plan has been terminated pursuant to Article XIII of the Plan may reinstate his or her participation in the Plan by making a new Payroll Deduction Authorization Election to do so.
By participating in the Plan, each Participant acknowledges and agrees to provide to the Administrative Agent any personal information required in order to properly administer the Plan.
ARTICLE III
PARTICIPANT PAYROLL DEDUCTIONS
Participants may contribute to the Plan only through Participant payroll deductions. Participant payroll deductions shall be made as a percentage of a Participant’s Compensation. Participant payroll deductions may not be less than one percent (1%) of a Participant’s Compensation, and may not exceed ten percent (10%) of a Participant’s Compensation.
Participants may also elect to have payroll deductions made for a percentage of an annual bonus payment. Participant payroll deductions may not be less than one percent (1%) of an annual bonus payment, and may not exceed twenty-five percent (25%) of an annual bonus payment.
Participant payroll deductions shall be made only on Deduction Dates.
A Participant may increase, decrease or temporarily suspend his or her Participant payroll deductions by making a Payroll Deduction Authorization Election to do so. Such increase, decrease or temporary suspension will be effective as promptly as practicable. Participant payroll deductions may be terminated pursuant to Article XIII hereof. If a Participant suspends his or her Participant payroll deductions, the Participant may resume payroll deductions by making a Payroll Deduction Authorization Election to do so, but the Participant must wait at least thirty (30) days before resuming Participant payroll deductions. As promptly as practicable on or after each Deduction Date, each Participating Employer shall remit each Participant’s payroll deduction to the Administrative Agent. Interest will not be paid on any amounts held pending investment.

ARTICLE IV
PARTICIPATING EMPLOYER CONTRIBUTIONS
Participating Employer(s) shall have the option, but not the obligation, to make contributions to the Plan for any or all of their employees who are Participants in the Plan. The Administrator may elect to establish contributions or may suspend or eliminate future contributions altogether at its sole discretion.
As Participating Employer contributions to the Plan must be treated by the Participants for whom such contributions are made as compensation income, such amounts will be reflected on the payroll statement of such Participants as additional compensation income paid by the Participating Employer(s) to such Participants, and such amounts will in turn appear on the payroll statement of such Participants as having been withheld from their pay by the Participating Employer(s) to reflect the Participating Employer(s)’ contributions made to the Plan for the benefit of such Participants, and the Participating Employer(s) shall withhold additional income taxes and other statutorily required taxes and deductions from the pay of such Participants to cover such amount, all at the times Participant payroll deductions are withheld. This information will be included in the Form W-2 (U.S. Participants) or T-4 Slips (Canadian Participants), as applicable, furnished annually by the Participating Employer(s) to Participants in the Plan.
ARTICLE V
ADMINISTRATION OF THE PLAN
The Plan shall be administered by the Administrator, with assistance from each of the Participating Employer(s). The Administrator may, from time to time, adopt rules and regulations not inconsistent with the Plan for carrying out the Plan or for providing for any and all matters not specifically covered herein.

The functions and duties of the Administrator, in general, are as follows:

    (a)    To make provision for payment of contributions to the Administrative Agent;
    (b)    To establish rules for the administration and to construe the terms of the Plan, including, but not limited to, exercising its discretionary authority to (1) designate Participating Employer(s), provided that, in no event, may any entity that is not a Subsidiary or the parent of RBI be designated a Participating Employer, (2) to expand, contract or modify the definition of Eligible Employee, provided that, in no event, may any director or officer of RBI or a Participating Employer be included within the scope of Eligible Employees, (3) determine eligibility for participation in the Plan, including a Participant’s minimum period of employment, and (4) determine the maximum percentage and amount of Compensation for purposes of Participant payroll deductions, which rules for administration and construction of terms will apply to all Participants similarly situated;
    (c)    To develop rules and procedures for making Participant elections or changes in connection with the Plan;
    (d)    To maintain, with the assistance of the Administrative Agent, records, including, but not limited to, those with respect to Participating Employer contributions, Participant payroll deductions and dividends paid to the Administrative Agent for the benefit of the Participants;

    (e)    To file with the appropriate governmental agencies any and all reports and notifications required of the Plan and to provide all Participants and beneficiaries with any and all reports and notifications to which they are by law entitled;
    (f)    To engage a certified public accountant to perform an annual audit of the Plan, to the extent required by any governmental authority or deemed advisable by the Administrator;
    (g)    To give prompt notification to the Administrative Agent of the effectiveness, and the initiation of proceedings that would result in the termination of effectiveness, of the registration, exemption or qualification of the Plan and/or the RBI Common Shares distributed thereunder under applicable U.S. and Canadian securities laws; and
    (h)    To perform any and all other functions reasonably necessary or desirable to administer the Plan.
RBI shall indemnify each employee of RBI and the Participating Employer(s) involved in the administration of the Plan against all costs, expenses and liabilities, including attorney’s fees, incurred in connection with any action, suit, or proceeding instituted against such employee alleging any act or omission or commission performed by such employee while acting in good faith in discharging his or her duties with respect to the Plan. This indemnification is limited to the extent such costs and expenses are not covered under insurance as may be now or hereafter provided by RBI or the appropriate Participating Employer.
ARTICLE VI
ADMINISTRATIVE AGENT OF THE PLAN
All contributions by the Participating Employer(s) and Participants shall be made in cash only. All contributions so received (hereinafter referred to as the “Fund”), shall be held, managed, and administered by the Administrator and Administrative Agent pursuant to the terms of the Plan. No part of the Fund or a Participant’s RBI Common Shares shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and former Participants in the Plan.

The Administrative Agent shall have the following powers and authority in the administration and investment of the Fund:

    (a)    To purchase, hold, electronically transfer, sell and transfer to a direct registration position on RBI’s stock transfer register for the benefit of the Participants in the Plan RBI Common Shares in its name as Administrative Agent and to cause the RBI Common Shares held as part of the Fund to be allocated, reallocated, and disposed of pursuant to the terms of the Plan;
    (b)    To cause any RBI Common Shares held as part of the Fund to be registered in the Administrative Agent’s own name or in the name of one or more nominees, but the books and records of the Administrative Agent shall at all times show that all such investments are part of the Fund;
    (c)    To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments as may be necessary or appropriate to carry out the powers herein granted;

    (d)    To employ subagents (registered dealers) to engage in the actual open market purchase, holding, electronic transfer and sale of RBI Common Shares for the benefit of the Participants in the Plan; and

    (e)    To do all such acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Administrative Agent may deem necessary or desirable to administer the Fund, and to carry out and satisfy the purposes and intent of the Plan.
The Administrative Agent shall keep accurate and detailed accounts of all receipts, disbursements, and other transactions hereunder, including, but not limited to, Participant payroll deductions received, Participating Employer contributions received, dividends and other distributions received, RBI Common Shares purchased, allocated to Participants hereunder and held in their Plan Accounts, and all transfers, sales or distributions of RBI Common Shares from Participants’ Plan Accounts. The Administrative Agent will provide RBI with online access to view Participants’ Plan Account balances and historical activity and to request Plan level reporting.
On or before the fifteenth day following the close of each calendar month or upon such other reporting schedules and for such other reporting periods as RBI and the Administrative Agent shall agree, the Administrative Agent shall file with RBI a written report setting forth all receipts, disbursements, and other transactions, including RBI Common Share transactions, effected during such preceding calendar quarter or reporting period, and setting forth the current status of the Fund.
ARTICLE VII
STOCK PURCHASE
The Administrative Agent shall use the funds in the Plan to purchase freely-tradeable RBI Common Shares in the open market for the benefit of the Participants in the Plan promptly after every Deduction Date (each, a “Purchase Date”).
On each Purchase Date, the Administrative Agent will use the aggregate of all Canadian funds received from the Administrator for the account of Canadian Participants to purchase RBI Common Shares through a Canadian registered dealer as subagent on the Toronto Stock Exchange, and the Administrative Agent will use the aggregate of all U.S. funds received from the Administrator for the account of U.S. Participants to purchase RBI Common Shares through a U.S. registered dealer as subagent on the New York Stock Exchange. Each Participant’s Plan Account will then be credited with the number of full and fractional RBI Common Shares equal to: (1) the amount of payroll deductions deducted on behalf of such Participant during the applicable Payroll Deduction Period, divided by (2) the purchase price per RBI Common Share.
To the extent that the Administrative Agent retains the services of subagents to make such purchases of RBI Common Shares, such subagents shall not be controlled by, controlling or under common control with RBI or its affiliates. Neither RBI nor any of its affiliates shall have, nor exercise, directly or indirectly, any control or influence over the times when, or the prices at which, the RBI Common Shares may be purchased by the Administrative Agent or any subagents, the amounts of RBI Common Shares to be so purchased or the manner in which such RBI Common Shares are to be purchased.
Neither the Administrative Agent, RBI nor any subagent retained by the Administrative Agent shall have any responsibility as to the value of RBI Common Shares acquired under the Plan. The duties of the Administrative Agent and any subagent to purchase or to cause the purchase of RBI Common Shares under the Plan shall be subject to any and all legal restrictions or limitations imposed at any time by governmental authority, including, but not limited to, the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, and shall be subject to any other restrictions, limitations or considerations deemed valid by such Administrative Agent or any subagent. Accordingly, neither the Administrative Agent, RBI nor any subagent shall be liable in any way if, as a result of such restrictions, limitations or considerations, the whole amount of funds available under the Plan for the purchase of RBI Common Shares is not applied to the purchase of such RBI Common Shares at the time herein otherwise provided or contemplated.
Within seven (7) days of the end of each month in which any purchases of RBI Common Shares are made, the Administrative Agent shall file a written report with RBI setting forth the number and volume weighted average price of the RBI Common Shares purchased during such month.
ARTICLE VIII
ALLOCATION OF STOCK
As promptly as practical after each purchase by the Administrative Agent (or any subagents) of RBI Common Shares for the benefit of the Participants in the Plan, the Administrative Agent shall determine (1) the average cost per RBI Common Share of all RBI Common Shares purchased for Canadian Participants and (2) the average cost per RBI Common Share of all RBI Common Shares purchased for U.S. Participants. The Administrative Agent shall then proportionally allocate such RBI Common Shares to the Plan Accounts of the (1) the Canadian Participants and (2) the U.S. Participants, respectively, charging each such Participant with the average cost of the RBI Common Shares so allocated. Full and fractional RBI Common Shares shall be credited to the Plan Accounts.
ARTICLE IX
TRANSFER/SALE OF RBI COMMON SHARES AND/OR CASH
At any time, by sending notice to the Administrative Agent in a manner prescribed by RBI, a Participant may request that the Administrative Agent:

(a)     transfer RBI Common Shares held in the Participant’s Plan Account to a broker or any other nominee designated by the Participant;
    (b)    transfer RBI Common Shares to a direct registration position on RBI’s stock transfer register in their name; or
    (c)    sell any RBI Common Shares in a Participant’s Plan Account. As promptly as practicable after receiving a Participant’s request to sell any RBI Common Shares, the Administrative Agent shall sell all or the specified number of RBI Common Shares through a Canadian registered dealer as subagent on the Toronto Stock Exchange, if the Participant is a Canadian Participant or through a U.S. registered dealer as subagent on the New York Stock Exchange, if the Participant is a U.S. Participant, deduct brokerage commissions and a transaction charge, and issue a cheque/check made payable to the Participant or deposit the net proceeds directly to the bank account specified by the Participant.

The Participant’s request must clearly indicate the number of RBI Common Shares to be transferred or sold, or specify that all RBI Common Shares held in such Participant’s Plan Account are to be transferred or sold.

ARTICLE X
DIVIDENDS AND DISTRIBUTIONS
Stock dividends and stock splits received by the Administrative Agent will be allocated by such Administrative Agent to each Participant’s Plan Account to the extent that such stock is attributable to the RBI Common Shares in such Participant’s Plan Account. Cash dividends received by the Administrative Agent of the Plan shall be used to acquire additional RBI Common Shares in the same manner as other purchases pursuant to Article VIII above of the Plan, and such RBI Common Shares so acquired will be allocated proportionally to the Plan Accounts of Participants.
ARTICLE XI
VOTING RIGHTS
Each Participant in the Plan shall have the rights and powers of ordinary shareholders with respect to the RBI Common Shares in such Participant’s Plan Account, including, but not limited to, the right to vote such RBI Common Shares. RBI shall deliver or cause to be delivered to Participants at the time and in the manner such materials are sent to RBI shareholders generally, all reports, proxy solicitation materials and all other disclosure type communications distributed to RBI shareholders generally.

ARTICLE XII
REPORTS TO PARTICIPANTS
As soon as practical following the end of each Plan Year, or more often and as often as RBI may elect, RBI and/or the Administrative Agent shall send to each Participant a written report of all transactions for such Participant’s benefit under the Plan for such Plan Year.
ARTICLE XIII
TERMINATION OF PARTICIPATION IN PLAN
A Participant may terminate his or her participation in the Plan by making a Payroll Deduction Authorization Election to do so. Such termination will be effective as promptly as practicable. As promptly as practicable, the Administrator shall advise the Administrative Agent to, and the Administrative Agent shall, purchase RBI Common Shares with the cash remaining in the Participant’s Plan Account on the next Purchase Date. To the extent that any cash belonging to a Participant who elects to terminate his or her participation has not been remitted to the Administrative Agent, such cash will be returned to the Participant. If a Participant terminates his or her participation in the Plan, such Participant may re-enter the Plan no earlier than 30 days after such termination by making a new Payroll Deduction Authorization Election pursuant to Article II.

Assignments or pledges of any interests under the Plan are not allowed.

ARTICLE XIV
TERMINATION OF EMPLOYMENT
Participation in the Plan shall automatically terminate without notice upon termination of the Participant’s employment with a Participating Employer whether by death, retirement or otherwise and such termination shall be effective on the Termination Date. To the extent that any cash belonging to the Participant has not been remitted to the Administrative Agent, such cash will be returned to the Participant. Any RBI Common Shares held in the Participant’s Plan Account shall continue to be the property and responsibility of the Participant. If notice is not provided to RBI and/or a Participating Employer within sixty (60) days following the Participant’s Termination Date, RBI Common Shares will be transferred to a direct registration position on RBI’s stock transfer register on behalf of the terminating Participant, and a cheque/check will be issued payable to the terminating Participant representing any fractional RBI Common Shares.
ARTICLE XV
EXPENSES
RBI shall bear the cost of administering the Plan, including any transfer taxes incurred in transferring the RBI Common Shares from the Plan to the Participants and any broker’s fees, commissions or other transaction costs actually incurred in connection with the acquisition of the RBI Common Shares. Any broker’s fees, commissions or other transaction costs incurred in connection with the sale or transfer of any RBI Common Shares will be the sole cost of the Participant.
ARTICLE XVI
LIMITATIONS ON THE SALE OF RBI COMMON SHARES
The maximum number of RBI Common Shares that may be offered, issued or sold under the Plan shall be one hundred thousand (100,000) shares. No RBI Common Shares will be offered, issued or sold under the Plan to any Eligible Employee in any jurisdiction where the sale of such RBI Common Shares is not permitted under applicable securities laws. For purposes of this Article XVI, the offering, issuance or sale of RBI Common Shares is not permitted under the applicable securities laws of a jurisdiction if, inter alia, the securities laws of such jurisdiction would require the Plan and/or the RBI Common Shares offered or issued pursuant thereto, to be registered in such jurisdiction and the Plan and/or RBI Common Shares is not registered therein. No RBI Common Shares will be offered, issued or sold under the Plan unless such RBI Common Shares have been registered for sale under the applicable U.S. or Canadian provincial securities laws or the offer, issue and sale of such RBI Common Shares is subject to an exemption thereunder.
ARTICLE XVII
AMENDMENT, TERMINATION AND SUSPENSION OF THE PLAN
RBI reserves the right to amend the Plan at any time; however, no amendment shall affect or diminish any Participant’s right to the benefit of contributions made by such Participant or a Participating Employer in respect of such Participant, prior to the date of such amendment, and no amendment shall affect the authority, duties, rights, liabilities or indemnities of the Administrative Agent without the Administrative Agent’s prior written consent.

RBI reserves the right to terminate the Plan at any time. In such event, there will be no further Participant payroll deductions and no further Participating Employer contributions, but the Administrative Agent will endeavor to make purchases of RBI Common Shares out of available funds and will allocate such RBI Common Shares to the Plan Accounts of Participants in the usual manner. Upon termination of the Plan, distribution of RBI Common Shares and any cash held as part of the Fund shall be governed by the provisions of Article XIV hereof.

RBI reserves the right to suspend any future Participating Employer contributions to the Plan at any time.
ARTICLE XVIII
SUSPENSION OR TERMINATION IF
STOCK PURCHASE IS PROHIBITED
In addition to all rights to terminate or suspend the Plan otherwise reserved herein, it is understood that the Plan may be suspended or terminated at any time or from time to time by RBI if the Plan’s continuance would, for any reason, be prohibited under any applicable law even though such prohibition arises because of some act on the part of RBI, including, but not limited to, RBI engaging in a distribution of securities. If the Plan is suspended under this Article XVIII, no Participating Employer contributions or Participant payroll deductions shall be made and no RBI Common Shares shall be purchased until the Plan is restored to an active status. If the Plan is terminated pursuant to this Article XVIII, there shall be no further Participant payroll deductions and no further Participating Employer contributions. Upon termination of the Plan pursuant to this Article XVIII, distribution of RBI Common Shares and any cash held as part of the Fund shall be governed by the provisions of Article XIV hereof.
ARTICLE XIX
LIMITATION OF RIGHTS OF THE EMPLOYEE
The Plan is a voluntary program on the part of the Corporation and does not constitute an inducement to or condition of the employment of any Eligible Employee. Nothing contained in the Plan shall give any Eligible Employee, whether a Participant or not, the right to be retained in the service of a Participating Employer or shall interfere with the right of a Participating Employer to discharge any Eligible Employee, whether a Participant or not, at any time. Enrolment in the Plan will not give any Participant or executor, administrator or beneficiary of a Participant any right or claim to any benefit except to the extent provided for in the Plan.
There is no guarantee under the Plan against loss because of market fluctuation. The value of the RBI Common Shares may fluctuate as the trading price of such investment option (or its underlying assets) fluctuates on the applicable stock exchange. In seeking the benefits of participation in the Plan, a Participant must accept the risk of a decline in the market price of the RBI Common Shares. Participation in the Plan is voluntary and none of RBI, any Participating Employer, the Administrator or the Administrative Agent shall be liable to any Participant for any loss resulting from a decline in the market value of any RBI Common Shares, or for any change in the market price of the RBI Common Shares between the time an Eligible Employee authorizes the purchase or sale of RBI Common Shares and the time such purchase or sale takes place.

ARTICLE XX
TAXES
Each Participant shall be responsible for any taxes that may be payable under applicable tax laws that the Participant may be subject to in respect of the Participating Employer contributions. A Participating Employer is entitled to deduct any applicable payroll taxes from the Participant’s Compensation and remit such payroll deductions to the applicable taxing authority in order to comply with applicable tax laws.
ARTICLE XXI
CONSTRUCTION
This Plan shall be governed by and construed under the laws of the Province of Ontario and the federal laws of Canada applicable therein.
ARTICLE XXII
TERM OF PLAN
This Plan is effective as of the Effective Date and shall terminate on January 28, 2036, unless terminated earlier by the Board of Directors of RBI pursuant to Article XVII hereunder.